LSA Variable Series Trust

10f-3 Transactions
Disciplined Equity Fund (Six Months Ended December 31, 2002)




Issuer                       Pinnacle West Cap. Corp.   CIT Group Inc.
Date of offering             12/17/02                   07/01/02

Commission as percentage
of price                     4.00%                      4.00%

Purchase as percentage of
offering                     <0.01%                     0.0002%

Underwriter affiliate        J.P. Morgan Securities     J.P. Morgan Securities
                             Inc.                       Inc.
Broker from whom
securities were purchased    First Boston Corp.         Goldman Sachs


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Value Equity Fund (Six Months Ended December 31, 2002)


Issuer                       Hartford Financial

Date of offering             09/09/02

Commission as percentage
of price                     2.70%

Purchase as percentage of
offering                     0.0047%

Underwriter affiliate        Salomon Smith Barney

Broker from whom
securities were purchased    Montgomery


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Mid Cap Value Fund (Six Months Ended December 31, 2002)

Issuer                       Wellchoice, Inc.

Date of offering             11/07/2002

Commission as percentage
of price                     5.95%

Purchase as percentage of
offering                     0.004%

Underwriter affiliate        Morgan Stanley

Broker from whom
securities were purchased    CS First Boston